Exhibit 5.1
[LETTERHEAD OF RILEY, CALDWELL, CORK & ALVIS, P.A.]
August 10, 2009
BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38804
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to BancorpSouth, Inc., a Mississippi corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an unspecified aggregate amount of one or more series of the following securities (the “Securities”): (i) shares of common stock, $2.50 par value per share, of the Company (the “Common Shares”); (ii) shares of preferred stock, $2.50 par value per share, of the Company (the “Preferred Shares”); (iii) senior or subordinated debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”); (v) depositary shares representing fractional interests in the Preferred Shares (the “Depositary Shares”); (vi) rights to purchase Common Shares or Preferred Shares (the “Rights”); (vii) purchase contracts representing contractual obligations to purchase or sell Common Shares, Preferred Shares, Debt Securities, Warrants or Depositary Shares (the “Purchase Contracts”); and (viii) units, comprised of any combination of the foregoing securities, which may be separable from one another (the “Units”). The Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.
     We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company and in accordance with the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and applicable Mississippi law. We further assume that (i) any Debt Securities will be issued pursuant to a “Debt Securities Indenture” in the form of either or both of a senior and subordinated Debt Securities Indenture, the forms of which are filed as exhibits to the Registration Statement, and both the senior and subordinated Debt Securities Indentures will be qualified under the Trust Indenture Act of 1939, as amended, (ii) any Warrants will be issued pursuant to a “Warrant Agreement,” the form of which will be filed by amendment to the Registration Statement or as an exhibit to a document to be incorporated therein by reference, (iii) any Depositary Shares will be issued pursuant to a “Deposit Agreement,” the form of which will be filed by amendment to the Registration Statement or as an exhibit to a document to be incorporated therein by reference, (iv) any Rights will be issued pursuant to a “Rights Agreement,” the form of which will be filed by amendment to the Registration Statement or as an exhibit to a document to be incorporated therein by reference, (v) any Purchase Contracts will be issued pursuant to a “Purchase Contract Agreement,” the form of which will be filed by amendment to the Registration Statement or as an exhibit to a document to be incorporated therein by reference, and (vi) any Units will be issued pursuant to a “Unit Agreement,” the form of which will be filed by amendment to the Registration Statement or as an exhibit to a document to be incorporated therein by reference.
     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     In rendering the following opinions, we state that we are not admitted to practice in any state other than the State of Mississippi, and we express no opinion as to the laws of any jurisdiction other than the State of Mississippi and the federal law of the United States. All opinions expressed are as of the date hereof except where expressly stated otherwise.
     For purposes of this opinion, the term “Enforceability Exceptions” shall mean any (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with any agreement by any person other than the Company; and (viii) unconscionability.
     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:
     1. When (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Common Shares, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Shares are in certificated form, certificates representing the Common Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Shares) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Common Shares), the Common Shares will be validly issued, fully paid and nonassessable.
     2. When (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the Preferred Shares and to approve the issuance and terms of the offering of the Preferred Shares, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of Articles of Amendment to the Articles of Incorporation and the filing of the Articles of Amendment with the Secretary of State of the State of Mississippi, and (B) if such Preferred Shares are in certificated form, certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Preferred Shares) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Preferred Shares), the Preferred Shares will be validly issued, fully paid and nonassessable.
     3. When (A) the Board of Directors of the Company has taken all necessary corporate action to authorize the form, terms, execution and delivery of the Debt Securities, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Debt Securities have been issued in the form and contain the terms set forth in the Registration Statement, the Debt Securities Indenture and such appropriate corporate action, and (C) the Debt Securities have been authenticated by the trustee of the Debt Securities, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board of Directors (or an authorized committee thereof) may determine, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.
     4. When (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or agreements relating to the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent, if any, appointed by the Company, and (C) certificates or other instruments or documents, if any, representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, the Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
     5. When (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Depositary Shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Deposit Agreement relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) any Preferred Shares underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Opinion Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Deposit Agreements, and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and the depositary receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to the Enforceability Exceptions.
     6. When (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Rights and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Rights have been duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Rights have been duly executed, countersigned, registered and delivered in accordance with the applicable Rights Agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, the Rights will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
     7. When (A) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of the Purchase Contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Purchase Contracts have been duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Contract Agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, the Purchase Contracts will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
     8. When (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which is it bound, (B) the Units have been, if required, duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable Unit Agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, the Units will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
     To the extent that the obligations of the Company under any agreement (including, without limitation, any Debt Securities Indenture, Warrant Agreement, Deposit Agreement, Rights Agreement, Purchase Contract Agreement or Unit Agreement) may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement is duly qualified to engage in the activities contemplated by the agreement, as applicable; (iii) the agreement has been duly authorized, executed and delivered by the other party or parties to such agreement, as applicable, and constitutes the valid and binding obligation of the other party or parties to such agreement, as applicable, enforceable against the other party or parties to such agreement, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement is in compliance, with respect to any actions the other party to such agreement may take under such agreement, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement has the requisite organizational and legal power and authority to perform its obligations under such agreement, as applicable.
     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption “Validity of Securities” in the prospectus constituting a part of the Registration Statement.

Very truly yours, Riley, Caldwell, Cork & Alvis, P.A.
By:	/s/ PAT CALDWELL